Exhibit 99.3

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Financial Statements

Three Months Ended 31 March 2026 and 2025

(Presented in U.S. Dollars)

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Operations and Comprehensive Loss

(Unaudited)

	Notes	Three months ended 31 March 2026 $’000	Three months ended 31 March 2025 $’000
Revenue
Oil and natural gas revenue		—	—

		—	—
Expenses
Exploration and evaluation expenses		(45)	(40)
General and administrative expenses	12	(981)	(491)
Foreign exchange (loss) / gain		(109)	77

		(1,135)	(454)

Results from operating activities		(1,135)	(454)
Finance income	4	34	98
Finance expense	4	(150)	(141)

Net finance expense		(116)	(43)

Loss and comprehensive loss for the period		(1,251)	(497)

Loss and comprehensive loss attributable to:
Equity holders of the company		(1,250)	(497)
Non-controlling interests		(1)	—

Loss and comprehensive loss for the period		(1,251)	(497)

Loss per share attributable to equity holders of the company:
Basic and diluted	5	($0.001)	(less than $0.001)

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Financial Position

(Unaudited)

	Notes	At 31 March 2026 $’000	At 31 December 2025 $’000
Assets
Non-current assets
Exploration and evaluation assets	6	59,066	56,797
Right of use assets		—	4
Decommissioning deposits		2,751	2,798
Restricted cash	7	35	35

		61,852	59,634

Current assets
Cash and cash equivalents	8	197	1,282
Accounts receivable		212	173

		409	1,455

Total assets		62,261	61,089

Equity and liabilities
Equity attributable to owners of the parent
Share capital		406,684	406,684
Contributed surplus		47,446	47,446
Deficit		(413,992)	(412,742)

		40,138	41,388
Non-controlling interests		680	681

Total equity		40,818	42,069

Liabilities
Non-current liabilities
Decommissioning provision	13	17,474	17,261

		17,474	17,261

Current liabilities
Accounts payable and accrued expenses	14	3,969	1,753
Lease liability		—	6

		3,969	1,759
Total liabilities		21,443	19,020

Total equity and liabilities		62,261	61,089

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Changes in Equity

(Unaudited)

	Notes	Share capital $’000	Contributed surplus $’000	Deficit $’000	Equity interests of the parent $’000	Non- Controlling interests (“NCI”) $’000	Total equity $’000
At 1 January 2025		406,684	47,446	(410,155)	43,975	690	44,665
Loss and total comprehensive loss for the period		—	—	(497)	(497)	—	(497)

At 31 March 2025		406,684	47,446	(410,652)	43,478	690	44,168

At 1 January 2026		406,684	47,446	(412,742)	41,388	681	42,069
Loss and total comprehensive loss for the period		—	—	(1,250)	(1,250)	(1)	(1,251)

At 31 March 2026		406,684	47,446	(413,992)	40,138	680	40,818

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Interim Condensed Consolidated Statement of Cash Flows

(Unaudited)

		Three months ended 31 March
	Notes	2026 $’000	2025 $’000
Cash flows from operating activities
Net loss for the period		(1,251)	(497)
Adjustments for:
Amortization of right of use assets		5	—
Net finance expense	4	116	43
Effect of exchange rates on operating activities		109	(77)
Change in non-cash working capital:
Increase in accounts receivable		(40)	(110)
(Decrease) / increase in accounts payable and accrued expenses		(58)	19

Net cash used in operating activities		(1,119)	(622)
Cash flows from investing activities
Interest received		1	8
Exploration and evaluation assets		—	(2,384)
Legacy exploration permit bonds refund		—	19
R&D tax incentive refund		—	2,962

Net cash generated by investing activities		1	605
Change in cash and cash equivalents		(1,118)	(17)

Effect of exchange rates on cash and cash equivalents		33	90
Cash and cash equivalents at beginning of period		1,282	6,823

Cash and cash equivalents at end of period	8	197	6,896

The notes are an integral part of these interim condensed consolidated financial statements.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

1.	General Information

Falcon Oil & Gas Ltd. (“Falcon”) is an oil and gas company engaged in the exploration and development of unconventional oil and gas assets. Falcon’s interests are located in Australia, Hungary, and South Africa.

Falcon is incorporated in British Columbia, Canada with a registered office at 1200 Waterfront Centre, 200 Burrard Street, Vancouver BC V7X 1T2, Canada and headquartered in Dublin, Ireland. Falcon’s common shares were traded on Toronto’s TSX Venture Exchange (“TSX-V”) (symbol: FO.V); and AIM, a market operated by the London Stock Exchange (symbol: FOG).

The information provided herein in respect of Falcon includes information in respect of its wholly-owned subsidiaries: TXM Oil and Gas Exploration Kft., a Hungarian limited liability company (“TXM”); Falcon Oil & Gas Ireland Limited, an Irish limited liability company (“Falcon Ireland”); Falcon Oil & Gas Holdings Ireland Limited, an Irish limited liability company (“Falcon Holdings Ireland”); Falcon Exploration and Production South Africa (Pty) Ltd., a South African limited liability company (“Falcon South Africa”) and its 98.1% majority owned subsidiary, Falcon Oil & Gas Australia Limited, an Australian limited liability company (“Falcon Australia”) (collectively, the “Company” or the “Group”).

2.	Material accounting policies

Basis of preparation and going concern

These Interim Condensed Consolidated Financial Statements (“Interim Statements”) of the Group have been prepared in accordance with IAS 34 ‘Interim Financial Reporting’ and, except as described below, on the basis of the same accounting principles as, and should be read in conjunction with, the Consolidated Financial Statements for the year ended 31 December 2025.

There are no amended accounting standards or new accounting standards that have any significant impact on these interim financial statements applicable as at 1 January 2026.

The Interim Statements are presented in United States dollars (“$”). All amounts, except as otherwise indicated, are presented in thousands of dollars. Where referenced in the Interim Statements “CDN$” represents Canadian Dollars, “£” represents British Pounds Sterling, “HUF” represents Hungarian Forints, and “A$” represents Australian Dollars.

On 30 September 2025 Falcon and Tamboran Resources Corporation (NYSE: TBN, ASX: TBN) (“Tamboran”) entered into a transaction (“Transaction”) whereby Tamboran will acquire all of Falcon’s subsidiaries (as listed under “1. General Information”) in exchange for 6,537,503 shares of Tamboran NYSE Common Stock (the “Share Consideration”) and cash consideration of $23.7 million (the “Cash Consideration”) for non-eligible shareholders, which was approved by the Company’s shareholders on 11 March 2026. The Transaction will result in the transfer of substantially all of the Group’s assets and liabilities, and it will have no active operations going forward. Pursuant to the Transaction, eligible Falcon shareholders will exchange their common shares for the Share Consideration on the basis of approximately 0.00687 Tamboran common shares for each Falcon common share and the Cash Consideration will be paid by Tamboran into a blocked account in the name of a sanctioned shareholder. The Transaction closed 28 May 2026 (Note 17). Furthermore, as agreed as part of the Transaction, Tamboran has, subject to certain conditions, agreed to use commercially reasonable endeavours to pay any cash calls or credit support required to be paid by Falcon, in accordance with the terms of the Beetaloo Joint Operating Agreement and the APA Development Agreement as applicable from the 30 September 2025.

As of 31 March 2026, the Group had $0.2 million of cash and cash equivalents however that balance has been fully expended at the date of the approval of these financial statements. On 31 March 2026 the Group signed a side letter to the Arrangement Agreement entered into with Tamboran, subject to applicable law, pursuant to which, as a result of delays to the completion of the Transaction Tamboran has agreed to provide initial funding of $728,000.00 and an additional payment of up to $272,000.00 if required to Falcon to ensure Falcon can continue to meet its obligations as they fall due in the period prior to completion of the Transaction. Tamboran has confirmed its continuing support of the residual company going forward. In addition to this, Falcon has submitted a Research and Development tax Incentive application for approximately $2 million subsequent to the balance sheet date and has received additional cash resources for the Group towards its own operating costs (Note 17).

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

2.	Material accounting policies (continued)

The sale of substantially all of the operations results in the existence of a material uncertainty, which may cast substantial doubt over the Group’s ability to continue as a going concern, and therefore, it may be unable to realise its assets and discharge its liabilities in the normal course of business. The financial statements do not include adjustments that would result if the Group was unable to continue as a going concern.

Having given due consideration to the Transaction as noted above and the cash requirements of the Group, management and those charged with governance has a reasonable expectation that the Group will have adequate resources to meet its obligations.

For this reason, the Board continues to adopt the going concern basis in preparing these consolidated financial statements which assumes the Group will be able to meet its liabilities as they fall due for the foreseeable future.

3.	Segment information

Based on internal reporting information, it was determined that there is one reportable segment. All of the Group’s operations are in the petroleum and natural gas industry with its principal business activity being in the acquisition, exploration and development of petroleum and natural gas properties. The Group has no producing petroleum and natural gas properties, the Group has unproven petroleum and natural gas interests in Australia, South Africa and Hungary.

The key performance measures reviewed for the segment which management believes are the most relevant information when evaluating the results of the Group are:

•	the progress and extent to which farm-out agreements have been executed over the Group’s acreage; and

•	cash flow, capital expenditure and operating expenses.

An analysis of the geographic areas is as follows:

	Australia	South Africa	Hungary	Other	Total
	$’000	$’000	$’000	$’000	$’000
Three months ended 31 March 2026:
Net loss (i)	(72)	(2)	(259)	(917)	(1,250)
Non-current assets (ii)	59,498	—	2,319	35	61,852

Three months ended 31 March 2025:
Net loss (i)	(104)	(15)	(118)	(260)	(497)
Non-current assets (ii)	53,347	—	2,091	32	55,470

(i)	Net loss attributable to equity holders of the company.
(ii)	Non-current assets consist of exploration and evaluation assets, restricted cash and decommissioning provision deposits.

4.	Finance income and expense

		Three months ended 31 March
		2026	2025
	Notes	$’000	$’000
Finance income
Interest income on bank deposits		1	8
Net foreign exchange gain		33	90

		34	98

Finance expense
Decommissioning provisions	13	(150)	(141)

		(150)	(141)

Net finance expense		(116)	(43)

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

5.	Loss per share

Basic and diluted loss per share is calculated as follows:

	For the three months ended 31 March
	2026	2025
	$’000	$’000
Loss attributable to equity holders of the company	(1,250)	(497)
Weighted average number of common shares in issue - (thousands)	1,109,142	1,109,142

Loss / diluted loss per share	($0.001)	(less than $0.001)

Future shares issuable under the Group share option plan would be anti-dilutive as those shares would reduce the loss per share.

6.	Exploration and Evaluation (“E&E”) assets – Australia

	At 31 March 2026 $’000	At 31 December 2025 $’000
Opening balance	56,797	50,291
Additions	2,269	6,569
Decommissioning provision	—	(63)

Closing balance	59,066	56,797

E&E assets consist of the Group’s Australian exploration project which is pending the determination of proven or probable reserves.

7.	Restricted cash

	31 March 2026 $’000	31 December 2025 $’000
Restricted cash	35	35

	35	35

8.	Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held on call with banks, other short term highly liquid investments with initial maturities of three months or less at inception.

	31 March 2026 $’000	31 December 2025 $’000
Cash	197	1,282

	197	1,282

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

9.	Share-based compensation

The Group, in accordance with the policies of the TSX-V, may grant options to directors, officers, employees and consultants, to acquire up to 10% of the Group’s issued and outstanding common stock. The exercise price of each option is based on the market price of the Group’s stock at the date of grant, which may be discounted in accordance with TSX-V policies. The exercise price of all options granted to date has been based on the market price of the Group’s stock at the date of grant, and no options have been granted at a discount to the market price. The options can be granted for a maximum term of five years. The Group records compensation expense over the vesting period based on the fair value at the grant date of the options granted. All Options granted have a vesting schedule allowing one third of the Options to vest immediately at the date of grant with an additional one third vesting on each subsequent anniversary. These amounts are recorded as contributed surplus. Any consideration paid on the exercise of these options together with the related contributed surplus associated with the exercised options is recorded as share capital.

The Group incurred no share-based expense for the period ended 31 March 2026 (2025: Nil).

A summary of the Group’s stock option plan as of 31 March 2026 and 31 December 2025 and changes during the periods then ended, is presented below:

	Three months ended 31 March 2026		Year ended 31 December 2025
		Weighted		Weighted
	Number	average	Number	Average
	of	exercise	of	Exercise
	options	price	options	Price
Outstanding at beginning of period	59,750,000	£0.11	59,750,000	£0.11
Expired	(38,000,000)	£0.10	—	—

Outstanding at end of period	21,750,000	£0.14	59,750,000	£0.11

Exercisable at end of period	21,750,000	£0.14	59,750,000	£0.11

The exercise prices of the outstanding options are as follows:

Date of grant	Options	Exercise price	Date of Expiry	Weighted average contractual life remaining (years)
10 September 2021	3,000,000	£0.10	9 September 2026	0.44
6 June 2022	16,250,000	£0.15	5 June 2027	1.18
29 November 2022	2,500,000	£0.15	28 November 2027	1.66

	21,750,000	£0.14

10.	Determination of fair values

A number of the Group’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and / or disclosure purposes based on the methods outlined below. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

Cash and cash equivalents, restricted cash, accounts payable and accrued expenses

As at 31 March 2026 and 31 December 2025, the fair value of cash and cash equivalents, restricted cash, accounts payable and accrued expenses approximated their carrying value due to their short term to maturity.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

11.	Financial Instruments and risk management

The following tables provide fair value measurement information for financial assets and liabilities as at 31 March 2026 and 31 December 2025. The carrying value of cash and cash equivalents, restricted cash, and accounts payable and accrued expenses included in the consolidated statement of financial position approximate fair value due to the short-term nature of those instruments. Financial assets in the table below are measured at amortized cost.

	31 March 2026		31 December 2025
	Carrying value $’000	Fair value $’000	Carrying value $’000	Fair value $’000
Financial assets:
Cash and cash equivalents including restricted cash	232	232	1,317	1,317
Financial Liabilities:
Other financial liabilities
Accounts payable and accrued expenses	3,969	3,969	1,753	1,753
Lease liability	—	—	6	6

The table below analyses financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

Level 1 Fair Value Measurements

•	Level 1 fair value measurements are based on unadjusted quoted market prices.

Level 2 Fair Value Measurements

•	Level 2 fair value measurements are based on valuation models and techniques where the significant inputs are derived from quoted indices.

Level 3 Fair Value Measurements

•	Level 3 fair value measurements are based on unobservable information. No financial assets or liabilities have been valued using Level 3 fair value measurements.

12.	General and administrative expenses

		For the three months ended 31 March
	Notes	2026 $’000	2025 $’000
Accounting and audit fees		(81)	(55)
Consulting fees		11	(21)
Legal fees		(273)	(13)
Investor relations		(276)	(48)
Office and administrative costs		(39)	(32)
Payroll and related costs		(268)	(244)
Directors’ fees		(52)	(59)
Travel and promotion		(3)	(19)

		(981)	(491)

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

13.	Decommissioning provision

A reconciliation of the decommissioning provision for the period ended 31 March 2026 and the year ended 31 December 2025 is provided below.

	31 March 2026 $’000	31 December 2025 $’000
Balance as at beginning of year	17,261	16,587
Revision to Hungarian provision	—	(26)
Additions to Beetaloo working interests	—	62
Revisions to Canadian decommissioning provisions	(14)	—
Revision to previous Beetaloo decommissioning provision	—	(125)
Foreign exchange revaluation	63	198
Accretion	164	565

Non – current; balance at end of period	17,474	17,261

The Group’s decommissioning provision results from its ownership interest in oil and natural gas assets. The total decommissioning provision is estimated based on the Group’s net ownership interest in the wells, estimated costs to reclaim and abandon these wells and the estimated timing of the costs to be incurred in future years.

The Group has estimated the net present value of the decommissioning provision for its Hungarian well interests to be $14.5 million as at 31 March 2026 (31 December 2025: $14.4 million) based on an undiscounted total future liability of $16.6 million (31 December 2025: $16.7 million). These payments are expected to be made in 4 years. The discount factor, being the risk-free rate related to the liability, was 3.64% as at 31 March 2026 (31 December 2025: 3.64%). The inflation factor related to the liability was 2.32% as at 31 March 2026 (31 December 2025: 2.32%). A 1% increase / (decrease) in the discount rate will (decrease) / increase the provision by ($599,000) / $451,000.

The estimated net present value of the decommissioning provision for its Australian Beetaloo well interests is $2.9 million as at 31 March 2026 (31 December 2025: $2.78 million) based on an undiscounted total future liability of $6.6 million (31 December 2025: $6.5 million). These payments are expected to be made between 2-29 years. The discount factors, being the risk-free rate related to the liability, were 4.056% and 5.213% respectively as at 31 March 2026 and 31 December 2025. The inflation factor related to the liability, was 2.50% as at 31 March 2026 and 31 December 2025. A 1% increase / (decrease) in the discount rate will (decrease) / increase the provision by ($305,000) / $391,000.

14.	Accounts payable and accrued expenses

	31 March 2026 $’000	31 December 2025 $’000
Current
Accounts payable	3,088	1,399
Accrued expenses	881	354

	3,969	1,753

15.	Related party transactions

Other than key management compensation disclosed in Note 12, there were no other related party transactions during the period.

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

16.	Commitments

Work program commitments

Australia - Beetaloo Sub-Basin, Northern Territory, Australia

The Group planned a drilling programme which commenced in 2015 with its farm-in partners. Work recommenced in 2019 following the moratorium on hydraulic fracturing.

Since April 2020 Falcon Australia holds a 22.5% PI in the EPs and there was also an overall cost cap of A$263.8 million resulting from farm out transactions agreed to up to that date. In October 2022, Falcon Australia was granted an additional carry on costs up to A$30 million (gross) and there was the introduction of DSUs on sole risk operations providing optionality to Falcon Australia on future wells drilled. The size of a DSU varies depending on (a) the type and length of the well to be drilled and (b) whether or not the well is a “commitment well” under the terms of the EPs, a non-commitment well creates a DSU to a maximum of 6,400 acres, while a government commitment well creates a DSU to a maximum of 25,600 acres. The optionality created by the DSUs allows Falcon to participate at its PI of 22.5% or reduce its interest as low as 0% in a particular DSU without impairing the percentage it participates in a future DSU across the acreage. The cost cap and the additional carry have now been consumed and Falcon Australia is contributing to the costs in proportion to its 22.5% PI or reduced interest as elected. A Pilot Project at the Shenandoah South location commenced in 2024 with Falcon Australia electing to reduce its PI in the first two wells of the Pilot Project to 5% and further reducing its PI in the remaining wells drilled in the Pilot Project in 2025 to 0%.

The terms of the Beetaloo Joint Venture continue to necessitate specific minimum work obligations through May 2028. Future commitments for the next two years to May 2028 include an expected gross spend of A$106,750,000 across the three exploration permits, related to drilling and multi-stage stimulations, 3D seismic survey, and sub-surface studies, with gross expenditure across EP76 of A$20,750,000, EP 98 of A$63,650,000 and EP 117 of A$22,500,000.

Falcon Australia’s level of future spend will be dependent on the participating interest it opts into for each of the joint operations.

South Africa - Karoo Basin, South Africa

On granting of an approved exploration right in South Africa, the Group will be required to make a payment to the South African government of approximately $0.7 million. Management does not foresee this payment falling due within the next 12 months based on the expected timeframe of being granted an approved exploration right.

Hungary - Makó Trough, Hungary

The Group is not committed to any independent technical operations in Hungary.

17.	Subsequent events

On 28 May 2026, in accordance with the Plan of Arrangement, as amended, Tamboran Resources Corporation (“Tamboran”), through its indirect wholly owned subsidiaries, acquired from Falcon Oil & Gas Ltd. (the “Company”) all of the issued and outstanding equity interests of TXM Oil and Gas Exploration Kft., Falcon Oil & Gas Ireland Limited, Falcon Oil & Gas Holdings Ireland Limited and Falcon Exploration and Production South Africa (Pty) Ltd., together with the Company’s approximately 98.1% interest in Falcon Oil & Gas Australia Limited (“Falcon Australia”) (the “Transaction”). The consideration for the Transaction comprised 6,537,503 shares of Tamboran common stock (the “Share Consideration”) and cash consideration of US$23,663,080 (the “Cash Consideration”) as provided in the Plan of Arrangement. In connection with the Transaction, a note receivable due from Falcon Australia was assigned by the Company to a subsidiary of Tamboran.

All of the Company’s existing common shares were cancelled and one common share was issued to NorthHelm Advisory Ltd., which became the sole shareholder of the Company. Each option to acquire common shares of the Company granted under the Company’s stock option plan dated 19 November 2004, as amended, that was outstanding immediately before completion, whether vested or unvested, was deemed surrendered to the Company for termination and cancelled immediately before completion. The existing directors and officers of the Company resigned and Doug Bailey was appointed Sole Director and Chief Executive Officer.

At the hearing held on 26 March 2026, the Supreme Court of British Columbia approved the arrangement subject to amendments to the Plan of Arrangement relating to the treatment of the Company’s shareholders subject to sanctions. The order approving the amended Plan of Arrangement was issued and entered on 14 April 2026 (the “Court Order”).

Falcon Oil & Gas Ltd.

Notes to the Interim Condensed Consolidated Financial Statements (Unaudited)

For the Three Months Ended 31 March 2026 and 2025

On 5 May 2026 Tamboran received an amended licence from the Office of Foreign Assets Control of the United States Department of the Treasury permitting the parties to complete the Transaction as modified by the Court Order.

As at 31 March 2026 the Court Order had not been issued and entered and the amended sanctions licence had not been obtained, and the disposal group had not been classified as held for sale.

Pursuant to the Court Order, a shareholder subject to sanctions holding 157,083,634 common shares was deemed to have exercised its right to dissent in respect of the special resolution approving the Transaction, and is entitled to the greater of the Cash Consideration and the fair value of those shares as at 10 March 2026, determined in accordance with section 245 of the Business Corporations Act (British Columbia). Under the Court Order, the Company and Tamboran are jointly and severally liable to pay that shareholder the greater of the Cash Consideration and, to the extent that fair value exceeds it and only on the basis determined by the Court, the payout value (the “Payout Value”). The Court Order directs Tamboran to remit the Payout Value, if any, into an existing blocked account maintained at a United States financial institution in the name of that shareholder in accordance with applicable sanctions laws. The Payout Value has not been agreed or determined.

Following completion of the Transaction, the Company’s common shares were delisted from the TSX Venture Exchange effective at the close of business on 29 May 2026, and admission of the Company’s common shares to trading on AIM was cancelled with effect from 7:00 a.m. (London time) on 1 June 2026. On 3 July 2026 the Company applied to cease to be a reporting issuer in Canada (the “Reporting Issuer Application”). As at the date these financial statements were authorised for issue, the Reporting Issuer Application had not been determined.

On 29 July 2026 Falcon Australia received approximately AUD$3.1 million from the Australian Taxation Office, comprising a research and development (“R&D”) tax incentive of AUD$3.0 million (approximately US$2.0 million) in respect of a claim submitted in April 2026 relating to expenditure incurred in 2024, together with interest of AUD$0.1 million.

There were no other significant changes in the state of affairs of the Company that occurred since the period end of the period under review.

18.	Approval of Interim financial statements

These Interim Financial Statements were approved by the Sole Director and authorised for issue on 6 August 2026.

[End of document]